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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549


                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 1, 2003


                                   GFSI, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                       333-24189               74-2810748
(State or other jurisdiction of    (Commission File Number)    (I.R.S. Employer
         incorporation)                                      Identification No.)



              9700 COMMERCE PARKWAY
                 LENEXA, KANSAS                                        66219
    (Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code: (913) 888-0445


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)




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                      INFORMATION TO BE INCLUDED IN REPORT


ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE.

         On October 1, 2003, GFSI Holdings, Inc. ("Holdings"), the parent company of GFSI, Inc. (the "Company"), issued shares of its common stock and shares of its preferred stock in exchange for $30 million (at maturity value) of Holdings' 11.375% Senior Discount Notes (the "Notes"). The shares were issued to certain members of Holdings' management team who had purchased the Notes directly from the noteholders. Upon consummation of the transaction, management stockholders now hold approximately 90% of the outstanding equity of Holdings.

         At the same time, the Company purchased an additional $30 million (at maturity value) of the Notes. Combined with management's acquisition of the Notes the two transactions resulted in $60 million of the Notes being purchased by Holdings and the Company, leaving $24 million (maturity value) in the hands of third party noteholders. The Company borrowed approximately $11.6 million from its existing revolving credit facility in order to finance its purchase and pay related transaction fees.

         On October 2, 2003, Holdings issued a press release regarding these transactions. The press release is attached hereto as an exhibit and is hereby incorporated in its entirety by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits


EXHIBIT NUMBER          DESCRIPTION
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     99.1               Press Release dated October 2, 2003.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             GFSI, INC.


Date: October 2, 2003                        By:   /S/  J. CRAIG PETERSON
                                                --------------------------------
                                                J. Craig Peterson
                                                Senior Vice President and Chief
                                                Financial Officer



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                                  EXHIBIT INDEX


EXHIBIT
NUMBER            DESCRIPTION
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  99.1           Press Release dated October 2, 2003.




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